Exhibit 99.1

FOR IMMEDIATE RELEASE

For Crown Castle:	Jay Brown, CFO
Fiona McKone, VP - Finance
Crown Castle International Corp.
713-570-3050

For T-Mobile USA:	Media Relations
425-378-4002
MediaRelation@T-Mobile.com

CROWN CASTLE AND T-MOBILE USA ANNOUNCE

$2.4 BILLION TOWER TRANSACTION

•	Reinforces Crown Castle’s position as largest provider of wireless infrastructure in the US

•	Urban-centric portfolio with 83% of the towers in top 100 US markets and 72% in top 50 US markets

•	Strengthens T-Mobile’s position within the US market by helping to support funding of previously announced growth initiatives

•	T-Mobile to continue focus on network modernization, LTE launch in 2013 and other previously announced initiatives

September 28, 2012 – Houston, TX and Bellevue, WA – Crown Castle International Corp. (NYSE: CCI) and T-Mobile USA, Inc. (“T-Mobile”), a subsidiary of Deutsche Telekom, AG (“DT”), announced today that they have entered into definitive agreements pursuant to which Crown Castle will acquire rights to approximately 7,200 T-Mobile towers for $2.4 billion in cash at closing (subject to certain adjustments). Under the definitive agreements, Crown Castle will have the exclusive right to lease and operate the T-Mobile towers for a weighted average term of approximately 28 years. In addition, Crown Castle will have the option to purchase such towers at the end of the respective lease terms for aggregate option payments of approximately $2.4 billion, which payments, if exercised would be primarily between 2025 and 2048. The transaction is expected to close in fourth quarter 2012.

“We are pleased to reach this mutually beneficial agreement with Crown Castle and take another step closer to realizing the bold vision outlined in our Challenger strategy to solidify our competitiveness in the industry by investing in areas where we anticipate the strongest return for our customers,” said John Legere, Chief Executive Officer of T-Mobile USA. “T-Mobile USA is working aggressively to make our 4G network stronger, faster and more dependable for consumers, and this transaction will support our ongoing $4 billion network modernization initiative that is the cornerstone of this effort as we work tirelessly to continue to deliver our amazing 4G services nationwide.”

News Release continued:

“We are very pleased with our agreement with T-Mobile, which strengthens our position as the largest provider of shared wireless infrastructure in the US, which we believe is the largest, fastest growing and most profitable wireless market in the world,” stated Ben Moreland, Crown Castle’s President and Chief Executive Officer. “Consistent with our focus on the top 100 US markets, the T-Mobile towers are similarly well-located, with 83% of the towers in the top 100 markets and 72% located in the top 50 markets. The T-Mobile assets are expected to provide significant growth driven by the continued demand for wireless data services, particularly in the most densely populated areas in the US. While this transaction increases our tower count by approximately 33%, the transaction consideration represents only approximately 9% of our enterprise value. Further, we expect the impact from the contemplated transaction and related expected debt financing to be accretive to our 2013 adjusted funds from operations per share and approximately 5% accretive to our long-term adjusted funds from operations per share.”

Crown Castle expects to fund the transaction with cash on hand and debt financing. DT will use the proceeds from the transaction to retire corporate debt and strengthen its financial position to provide for funding of growth investments, including T-Mobile’s Challenger strategy.

Following the contemplated transaction, Crown Castle will continue to be the largest wireless infrastructure operator in the US with approximately 30,000 towers and extensive small cell operations in over 50 markets. T-Mobile’s nationwide network remains unchanged today, consisting of approximately 51,000 cell sites, the vast majority of which are leased from third parties, as is common in the industry across the US.

Crown Castle estimates the T-Mobile towers will produce approximately $125 million to $130 million in adjusted funds from operations (“AFFO”) before financing costs in 2013, and have sufficient capacity to accommodate at least one additional tenant per tower without significant incremental capital. T-Mobile has committed to maintain its communications facilities on the towers from Crown Castle for a minimum of 10 years with annual rent escalation provisions tied to the consumer price index. Further, T-Mobile’s rent includes the rights, subject to certain limitations, to complete its current network modernization on these sites.

News Release continued:

It is expected that the net effect of this transaction, as reported under US GAAP, will not have a material impact to adjusted OIBDA or annual operating income in 2012 for T-Mobile USA. DT reports results under IFRS. The transaction is expected to result in a material gain impacting Net Income and EBITDA under IFRS for 2012.

A fact sheet outlining Crown Castle’s tower portfolio, is available on the Crown Castle website at http://investor.crowncastle.com.

Crown Castle has scheduled a conference call for Friday, September 28, 2012 at 10:30 a.m. Eastern Time to discuss the transaction. The conference call may be accessed by dialing 480-629-9645 and asking for the Crown Castle call at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet at http://investor.crowncastle.com. Any supplemental materials for the call will be posted on the Crown Castle website at http://investor.crowncastle.com.

A telephonic replay of the conference call will be available from 12:30 p.m. Eastern Time on September 28, 2012 through 11:59 p.m. Eastern Time on October 5, 2012, and may be accessed by dialing 303-590-3030 using access code 4567732. An audio archive will also be available on the company’s website at http://investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

T-Mobile is being advised by TAP Advisors and Deutsche Bank Securities Inc. as financial advisors, as well as Jones Day and Lape Mansfield & Nakasian, LLC as legal advisors. Crown Castle is being advised by Cravath, Swaine & Moore LLP as legal advisor.

About Crown Castle

Crown Castle owns, operates, and leases towers and other infrastructure for wireless communications. Crown Castle offers significant wireless communications coverage to 92 of the top 100 US markets and to substantially all of the Australian population. Pro forma for our announced transaction with T-Mobile, Crown Castle owns, operates and manages approximately 30,000, and 1,600 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit www.crowncastle.com.

News Release continued:

This press release includes forward-looking estimates of AFFO, which is a non-GAAP financial measure. Information with respect to AFFO is presented as additional information because Crown Castle’s management believes the measure is a useful indicator of the financial performance of our core business. Crown Castle defines AFFO as funds from operations (“FFO”) before straight-line revenue, straight-line expense, stock-based compensation expense, non-real estate related depreciation, amortization and accretion, amortization of deferred financing costs, debt discounts and interest rate swaps, other (income) and expense, gain (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, acquisition and integration costs, and asset-write down charges, less capital improvement capital expenditures and corporate capital expenditures. Crown Castle defines FFO as net income plus adjusted tax provision plus real estate depreciation, amortization and accretion.

About T-Mobile

Based in Bellevue, Wash., T-Mobile USA, Inc. is the US wireless operation of Deutsche Telekom AG (OTCQX: DTEGY). By the end of the second quarter of 2012, approximately 130 million mobile customers were served by the mobile communication segments of the Deutsche Telekom group — 33.2 million by T-Mobile USA — all via a common technology platform based on GSM and UMTS and additionally HSPA+ 21/HSPA+ 42. T-Mobile USA’s innovative wireless products and services help empower people to connect to those who matter most. Multiple independent research studies continue to rank T-Mobile USA among the highest in numerous regions throughout the U.S. in wireless customer care and call quality.

In order to provide comparability with the results of other US wireless carriers, all financial amounts are in US dollars and are based on accounting principles generally accepted in the United States (“GAAP”). T-Mobile USA results are included in the consolidated results of Deutsche Telekom, but differ from the information contained herein as, among other things, Deutsche Telekom reports financial results in Euros and in accordance with International Financial Reporting Standards (IFRS).

News Release continued:

For more information, please visit http://www.T-Mobile.com. T-Mobile is a federally registered trademark of Deutsche Telekom AG. For further information on Deutsche Telekom, please visit www.telekom.de/investor-relations.

Cautionary Language Regarding Forward-Looking Statements

This press release contains certain forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include plans, projections and estimates regarding (i) the timing of closing of the contemplated T-Mobile tower transaction (“Contemplated Transaction”), (ii) funding and financing of the Contemplated Transaction, (iii) the impact of the Contemplated Transaction and related debt financing on Crown Castle’s financial and operating results, including site rental revenue and gross margin and adjusted funds from operations (including on a per share basis), (iv) tenant capacity and growth opportunity of the T-Mobile towers, and (v) the nature and attributes of the US wireless market. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle’s results is included in our filings with the Securities and Exchange Commission. The term “including,” and any variation thereof, means “including, without limitation.”